Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Federal Capital Corp (the “Company”) on Form S-4 of our report dated February 23, 2004 appearing in the Annual Report on Form 10-K/A Amendment No. 1 of the Company for the year ended December 31, 2003 and to the reference to us under the heading “experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Milwaukee, Wisconsin

July 8, 2004